Exhibit 4.13

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND THE HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS THAT THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RELEASE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF WILL BE OFFERED ONLY OUTSIDE OF THE UNITED STATES TO NON-U.S. PERSONS PURSUANT TO THE PROVISIONS OF REGULATION S OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICATION EXEMPTION FROM REGISTRATION. NO SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF MAY BE MADE EXCEPT AS SPECIFICALLY SET FORTH IN THIS WARRANT.

WARRANT TO PURCHASE SHARES

OF

COMMON STOCK

OF

AMPLIPHI BIOSCIENCES CORPORATION

Warrant No. 2016-[●]

Issue Date: [●], 2016

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, [_______________], a [_______________] (“Holder”), is entitled, subject to the terms set forth below, to purchase from AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), [__________]1 shares of the Company’s Common Stock, USD$0.01 par value per share (the “Common Stock”), subject to adjustment as provided in Section 9 (the “Warrant Shares”), at the Purchase Price set forth in Section 3.

1.          Issuance. This Warrant is issued to Holder by the Company pursuant to that certain Asset Purchase Agreement between the Company and Novolytics Limited (the “Asset Purchase Agreement”). The Holder represents and warrants to the Company that (i) the Warrant is being acquired for the account of the Holder for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Holder has no present intention of distributing or reselling the Warrant; (ii) the undersigned understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (iii) the undersigned is aware that the Warrant and the Warrant Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (iv) the undersigned agrees not to make any disposition of all or any part of Warrant or the Warrant Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required. Holder further represents that the Holder is not a “U.S. person” within the meaning of Rule 902 of Regulation S (“Regulation S”) promulgated under the Securities Act, nor is the Holder acquiring the Warrant or the Warrant Shares for the account or benefit of any U.S. person, and Holder will not offer, sell, transfer or otherwise dispose of this Warrant or any Warrant Shares unless the transaction (1) complies with Regulation S, (2) is pursuant to an effective registration statement under the Securities Act or (3) is exempt from registration under the Securities Act in the opinion of counsel satisfactory to the Company. Holder warrants and agrees not to engage in any hedging transaction with regard to the Warrants or the Warrants Shares unless in compliance with the Securities Act and all other applicable regulations.

[1]The	Holder’s “pro rata” share of 170,000 shares of Common, the number agreed to by the Parties.

2.          Covenants as to Warrant Shares. The Company has reserved, and at all times during the period this Warrant is outstanding shall reserve, a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant. The Warrant Shares are duly authorized, and, when issued to the Holder pursuant to the terms of this Warrant and the Purchase Agreement, will be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of Holder hereunder, will be issued in compliance with the registration and qualification requirements of all applicable securities laws.

3.          Exercisability; Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled to exercise this Warrant, commencing as follows: (a) for one-half of the Warrant Shares, on the date that is the earlier of (i) 30 days after the expiration of the Lock-Up Period (as such term is defined below), or (ii) December 31, 2016 (such date, the “Vesting Date”); and (b) for the remaining one-half of the Warrant Shares, 60 days after the date as will be determined pursuant to Section 3(a), and such exercise may be effected thereafter up to the Expiration Date (as defined in Section 8), upon surrender of this Warrant and the delivery of the Exercise Notice attached hereto as Attachment I (the “Exercise Notice”), fully completed and duly executed, each at the office of the Company, or such other address as the Company shall notify the Holder of in writing, to purchase from the Company up to the number of Warrant Shares (as adjusted pursuant to Section 9) as are then exercisable at a fixed price per share of USD$12 (the “Purchase Price” per Common Share), as such purchase price may be adjusted as provided in Section 9. Until such time as this Warrant is exercised in full or expires pursuant to the terms hereof, the Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment pursuant to Section 9. The Company shall notify the Holder of the Vesting Date promptly after it occurs. The Company agrees to use commercially reasonable efforts to have a registration statement (the “Registration Statement”) on either Form S-1 or S-3, as applicable, covering resale of all shares underlying the Warrant effective no later than December 31, 2016 and that Company shall use commercially reasonable efforts to keep the Registration Statement effective with respect to the shares underlying this Warrant at all times during the period in which this Warrant may be exercised. It shall be a condition to the Company’s obligations to take any action with respect to the registration of the Warrant Shares that Holder shall promptly furnish to the Company such information regarding Holder, the Warrant Shares, and the intended method of disposition of such Warrant Shares as may reasonably be requested by Company. In connection therewith, Holder shall be required to represent to the Company that all such information which is given is both complete and accurate when made.

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As used herein, the “Lock-Up Period” means any period of “lock-up” or similar restriction on sale of Company stock imposed on the directors, officers and/or existing shareholders of the Company (or a subset of them) by the underwriters in the Company’s first public offering of its securities (after issuance of this Warrant) in the United States, in connection with such offering.

4.          Payment of Purchase Price. Subject to the conditions set forth in Section 3, this Warrant may be exercised in full or in part by the Holder by payment in cash, by wire transfer or by certified or official bank check payable to the order of the Company, for the purchase price of the Warrant Shares to be purchased hereunder. Any exercise of this Warrant shall be in accordance with Regulation S and, if required thereunder, shall be accompanied by (a) written certification that Holder is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person, or (b) a written opinion of counsel to the effect that the Warrant and the Warrant Shares delivered upon exercise thereof have been registered under the Securities Act or are exempt from registration thereunder.

5.          Partial Exercise. For any partial exercise pursuant to Section 4 hereof, the Holder shall designate in the Exercise Notice the number of Warrant Shares that it wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Warrant Shares which have not been purchased upon such exercise.

6.          Issuance; Issuance Date. As soon as practicable after the exercise of this Warrant, and in any event within five (5) business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Warrant Shares purchased or acquired by the Holder as a result of such exercise, rounded down to the nearest whole number. The person or entity or persons or entities in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

7.          Warrant Shares. The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS THE TRANSACTION (1) COMPLIES WITH REGULATION S UNDER THE SECURITIES ACT, (2) IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

8.          Expiration Date; Automatic Exercise. This Warrant shall expire (the “Expiration Date”) at the later of (i) the close of business on the 24 month anniversary of the date of initial exercisability established in Section 3(a) or (ii) the 24 month anniversary of the initial effectiveness of the Registration Statement, and shall be void thereafter.

9.          Adjustment of Number of Warrant Shares Issuable Pursuant to this Warrant or the Purchase Price.

(a)          Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date of issuance of this Warrant (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the number of Warrant Shares issuable hereunder shall be proportionately increased and the Purchase Price shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable hereunder shall be proportionately decreased and the Purchase Price shall be proportionately increased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the number of Warrant Shares issuable hereunder shall be proportionately increased and the Purchase Price shall be proportionately decreased, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of Warrant Shares issuable hereunder and the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this Section 9(b) to reflect the actual payment of such dividend or distribution.

(c)          Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation in which the Company is the continuing entity and which does not result in any change in the Common Stock) in any such event this Warrant shall be exercisable for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock for which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

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(d)          Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a Change in Control transaction or other capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares), as a part of such Change in Control transaction or capital reorganization, this Warrant shall be deemed exercised and provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant would have been entitled on such Change in Control transaction or capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the Holder after the Change in Control transaction or capital reorganization to the effect that the provisions of this Section 9 shall be applicable after that event and be as nearly equivalent as practicable.

10.         Conversion or Redemption of Common Stock. Should all of the Company’s Common Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into another class shares of the Company’s stock, or if there shall be any reclassification, capital reorganization or change of the Common Stock, or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company or any of its subsidiaries, taken as a whole, then the Company shall mail or cause to be mailed to the Holder a notice specifying the date on which any such record is to be taken for the purpose of such event and stating the material provisions of such event, including the date upon which such event shall be consummated. Such notice shall be mailed at least ten (10) days prior to the earlier of the record date or the date specified in such notice on which any such action is to be taken.

11.         Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full Warrant Share, as determined by the Company’s Board of Directors.

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12.         Notices of Record Date, Etc. In the event of: (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive a dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property; (2) any reclassification or recapitalization of capital stock; or (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (C) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of the proposed issue or grant and the person or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

13.         No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

14.         Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the holders representing at least two thirds of the aggregate number of shares of Common Stock issuable upon the exercise of all outstanding warrants issued pursuant to the Asset Purchase Agreement.

15.         Transfers, Substitute Warrant.

(a)          This Warrant may only be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) by the Holder (i) pursuant to an effective registration statement under the Securities Act or (ii) to an Affiliate (as defined below) of the Holder that is not a U.S. person with the Company’s prior written consent, provided that (w) the Holder or the Holder’s Affiliate delivers to the Company an opinion of qualified counsel in form and substance satisfactory to the Company setting forth that such Transfer is exempt from the registration requirements of the Securities Act and does not otherwise violate federal or state securities laws (the “Opinion”), (x) the Holder’s Affiliate delivers a representation letter (the “Representation Letter”) in form and substance satisfactory to the Company, (y) the Holder’s Affiliate agrees to resell the Warrant any the Warrant Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and (z) agrees not to engage in hedging transactions with regard to the Warrant or any Warrant Shares unless in compliance with the Securities Act and all other applicable regulations, and the Warrant contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act. In furtherance of the foregoing, in order to affect the Transfer, the Holder shall deliver to the Company this Warrant, the assignment form attached hereto as Attachment II properly endorsed, and the Opinion and the Representation Letter. Upon delivery of the foregoing, for Transfer of this Warrant in its entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon delivery of the foregoing, for Transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to the Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been Transferred.

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(b)          In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

(c)          The Holder acknowledges and agrees that (i) the Company will refuse to register any transfer of this Warrant or any Warrant Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act, provided however, that if foreign law prevents the Company from refusing to register such transfers, the Company will implement other reasonable procedures to prevent any such transfer not made in accordance with Regulation S, and (ii) with respect to the Warrant Shares, such shares may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of and “offshore transaction” pursuant to Rule 902(h) of Regulation S, unless registered under the Securities Act or an exemption from such registration is available.

16.         Assistance. In partial consideration of the rights granted to Holder under this Warrant, the Holder covenants and agrees that, in the event that, and for so long as, the Company or any of its officers, directors, employees, shareholders, assigns, successors or Affiliates (any such party, a “Subject Party”) is actively contesting or defending against any charge, complaint, action, suit, audit, proceeding, hearing, investigation, claim or demand in connection with (i) any asset sale or other transaction contemplated by the Asset Purchase Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date related to the Purchased Assets or the Business (as such terms are defined in the Asset Purchase Agreement), the Holder shall cooperate fully with and provide reasonable assistance to such Subject Party or its counsel in the contest or defense, as requested by such Subject Party, including making available its personnel and providing such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Subject Party. Further, each of Holder and Company agree that it shall not publicly disparage the other party.

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17.         Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles.

18.         Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company’s successors and assigns and shall be binding upon and inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

19.         Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a federal holiday, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a federal holiday.

20.         Notices. All notices, requests, claims, demands, disclosures and other communications required or permitted by this Warrant shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger, or (b) upon confirmed delivery as evidenced by the delivery receipt of an nationally recognized overnight delivery service or registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person or entity for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 20:

If to Holder:

[Name]

[Address]

Attention: [__________]

Facsimile: [__________]

With a copy to (which shall not constitute notice):

[Name]

[Address]

Attention: [__________]

Facsimile: [__________]

If to Company:

AmpliPhi Biosciences Corporation

3579 Valley Centre Dr, Suite 100

San Diego, CA 92130 United States

Attention: M. Scott Salka

Facsimile: (858) 800-4869

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With a copy to (which shall not constitute notice):

Cooley LLP

4401 Eastgate Mall
San Diego, CA 92121

Attention: Tom Coll

Facsimile: (858) 550-6420

20.         Termination. This Warrant will terminate and have no further force and effect if the Vesting Date does not occur on or before the twelve month anniversary of the Closing (as defined in the Asset Purchase Agreement).

21.         Counterparts.         This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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Dated: ___, 2016

AMPLIPHI BIOSCIENCES CORPORATION

By:
M. Scott Salka
Chief Executive Officer

UNDERSTOOD AND AGREED:

Holder:

Name:

[Signature Page to Warrant]

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Attachment I

[FORM OF EXERCISE NOTICE]

(TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To: AmpliPhi Biosciences Corporation Date:___________________

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase and subscribe for, _________ shares of Common Stock of AmpliPhi Biosciences Corporation (the “Company”) covered by this Warrant. The undersigned herewith makes payment of USD$_______ thereof. The certificate(s) for such shares (the “Shares”) shall be issued in the name of the undersigned as is specified below:

________________________

(Name)

________________________

________________________

(Address)

The undersigned represents that: (i) the undersigned is not a “U.S. person” within the meaning of Rule 902 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), nor is the undersigned acquiring any of the Shares for the account or benefit of any U.S. person; (ii) the undersigned will not offer, sell, transfer or otherwise dispose of the Shares unless the transaction (1) complies with Regulation S, (2) is pursuant to an effective registration statement under the Securities Act or (3) is exempt from registration under the Securities Act in the opinion of counsel satisfactory to the Company; (iii) the undersigned warrants and agrees not to engage in any hedging transaction with regard to the Shares unless in compliance with the Securities Act and all other applicable regulations; (iv) the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (v) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (vi) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (vii) unless the Shares have been registered for resale under an effective registration statement under the Securities Act, the undersigned understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such Shares have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (viii) the undersigned is aware that the aforesaid Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (ix) the undersigned agrees not to make any disposition of all or any part of the aforesaid Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required. The undersigned acknowledges and agrees that (i) the Company will refuse to register any transfer of Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from such registration, provided however, that if foreign law prevents the Company from refusing to register such transfers, the Company will implement other reasonable procedures to prevent any such transfer not made in accordance with Regulation S, and (ii) the Shares may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of and “offshore transaction” pursuant to Rule 902(h) of Regulation S, unless registered under the Securities Act or an exemption from such registration is available.

Signature (must conform to name of Holder as specified on the face of the Warrant)

Fed Tax ID # (if applicable)

[Signature Page to Exercise Notice]

Attachment II

[FORM OF ASSIGNMENT]

(TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received the undersigned hereby desires to sell, assign and transfer unto

_________________________________________________________________

_________________________________________________________________

Please print or typewrite name and address of Assignee and include Fed Tax ID # of Assignee

_________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint ______________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_________________________

(Signature must conform to name of Holder as specified on the face of the Warrant)

Signed in the Presence of: